Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-73966) pertaining to the Fifth Amended and Restated 1999 Stock Option Plan, the dj Orthopedics, Inc. 2001 Omnibus Plan, the dj Orthopedics, Inc. Employee Stock Purchase Plan, and the dj Orthopedics, Inc. 2001 Non-Employee Directors’ Stock Option Plan of dj Orthopedics, Inc.; and in the Registration Statements on Form S-3 (No. 333-111465 and No. 333-115768) pertaining to the registration of shares of dj Orthopedics, Inc. common stock, of our report dated April 5, 2006, except for Note 16, as to which the date is April 7, 2006, with respect to the consolidated financial statements of Aircast Incorporated for the year ended December 31, 2005 and the period from October 22, 2004 (inception) to December 31, 2004, and of our report dated May 18, 2005 with respect to the combined financial statements and other financial information of Aircast, Inc. and Aircast International Sales, LLC for the period from January 1, 2004 through December 7, 2004 and the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey

May 9, 2006